Exhibit 99.1

CITI TRENDS REVISES SECOND QUARTER EXPECTATIONS

SAVANNAH, GA (July 20, 2011) — Citi Trends, Inc. (NASDAQ: CTRN) today announced that it expects to report a net loss in a range of $0.60 to $0.70 per diluted share for the second quarter ending July 30, 2011.

Citi Trends’ sales have continued to be much lower than expected.  Comparable store sales were down 12% in both May and June and are expected to be down approximately 11% for the full second quarter.  Additionally, the weakness in sales has necessitated higher clearance markdowns, further contributing to the quarterly loss.  In light of the existing uncertain sales environment, the Company will not undertake to estimate results for the full fiscal 2011 year at this time.

Commenting on the announcement, David Alexander, Citi Trends’ President and Chief Executive Officer, said, “To respond to the current economic challenges faced by our customers, we have undertaken a number of tactical changes in merchandising to attempt to drive sales.  In particular, we analyzed entry price points, price/value relationships and the number of price points for every major category in every apparel division.  From this analysis, we have already taken steps to lower our entry price points for a number of very significant, very visible items such as ladies, girls and boys long denim.  In addition, we are reducing the number of price points in many categories which will allow for much more impactful price point signage in our stores.  For the Holiday period, we have created a plan for a significant increase in our gift offering and for the first time we will participate in the Friday after Thanksgiving in a meaningful way.  In addition to these steps, we should benefit from the fact that the comparisons in the third and fourth quarters are less challenging.”

“Despite the difficult environment that we are currently in, we continue to be very optimistic about the Company’s future. We have a great niche, a great customer relationship and a very strong balance sheet with approximately $80 million of cash and investments and no debt.  We do believe, however, that our current sales trend dictates a more conservative approach to operating costs and capital expenditures.  As a result, for the remainder of 2011 we plan to only open the new stores for which we have already committed, reducing our projection from approximately 65 to 70 new stores to 55 to 60 new stores,” Mr. Alexander concluded.

Citi Trends plans to release its complete second quarter results and hold a conference call on August 17, 2011.  The Company reminds investors of the complexity of accurately assessing future results given the difficulty in predicting fashion trends, consumer preferences and general economic conditions and the impact of other business variables.  See “Forward-Looking Statements” below for more information regarding these uncertainties.

About Citi Trends

Citi Trends, Inc. is a value-priced retailer of urban fashion apparel and accessories for the entire family.  The Company operates 481 stores located in 27 states.  Citi Trends’ website address is www.cititrends.com.  CTRN-E

Forward-Looking Statements

All statements other than historical facts contained in this news release, including statements regarding our future financial results and position, business policy and plans and objectives of management for future operations, are forward-looking statements that are subject to material risks and uncertainties.  The words “believe,” “may,” “could,” “plans,” “estimate,” “continue,” “anticipate,” “intend,” “expect” and similar expressions, as they relate to Citi Trends, are intended to identify forward-looking statements.  Statements with respect to earnings guidance are forward-looking statements.  Investors are cautioned that any such forward-looking statements are subject to the finalization of the Company’s quarterly financial and accounting procedures, are not guarantees of future performance or results and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified.  Actual results or developments may differ materially from those included in the forward-looking statements, as a result of various factors which are discussed in Citi Trends, Inc. filings with the Securities and Exchange Commission.  These risks and uncertainties include, but are not limited to, uncertainties relating to economic conditions, growth risks, consumer spending patterns, competition within the industry, competition in our markets and the ability to anticipate and respond to fashion trends.  Any forward-looking statements by the Company, with respect to earnings guidance or otherwise, are intended to speak only as of the date such statements are made.  Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the Securities and Exchange Commission, Citi Trends does not undertake to publicly update any forward-looking statements in this news release or with respect to matters described herein, whether as a result of any new information, future events or otherwise.

Contact:	Bruce Smith	David Alexander
	Chief Financial Officer	President and Chief Executive Officer
	(912) 443-2075	(912) 443-3924